UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Board of Directors of Ur-Energy Inc. (the “Company”) approved amendments to the severance provisions of the employment agreements of certain of the Company’s executives. Under the terms of the amended provisions, the amount of severance payment that may become payable to each of the affected executives was increased as follows:

●
Chief Financial Officer and Chief Administrative Officer, Roger Smith: from an amount equal to 24 months of his then-current base salary to an amount equal to 30 months of his then-current base salary;
●
Vice President Operations, Steven Hatten: from an amount equal to 18 months of his then-current salary to an amount equal to 24 months of his then-current base salary;
●
Vice President Regulatory Affairs, John W. Cash: from an amount equal to 18 months of his then-current salary to an amount equal to 24 months of his then-current base salary; and
●
Corporate Secretary and General Counsel, Penne A. Goplerud: from an amount equal to 18 months of her then-current salary to an amount equal to 24 months of her then-current base salary.

The circumstances under which each of these executives would be entitled to receive the severance payment were not modified. No other provisions of the employment agreements were modified.

The Company plans to file the four amending documents as exhibits to its Annual Report on Form 10-K for the quarter ended and year ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel